UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 5, 2020
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

Schacht Employment Agreement

On August 6, 2020, Curetis GmbH, a private limited liability company organized under the laws of the Federal Republic of Germany (“Curetis GmbH”), and wholly-owned subsidiary of OpGen, Inc. (the “Company”), entered into a Managing Director’s Employment Contract (the “Schacht Employment Agreement”) with Oliver Schacht, Ph.D. As a result of delays in processing Mr. Schacht’s L1 visa application arising from the COVID-19 pandemic, Curetis GmbH and Mr. Schacht entered into the Schacht Employment Agreement for purposes of complying with certain German tax obligations. Pursuant to the Schacht Employment Agreement, and subject to exceptions, the terms of the Management Services Agreement dated as of April 2, 2020, by and between the Company and Mr. Schacht, are suspended while the Schacht Employment Agreement is in force.

The Schacht Employment Agreement provides that Mr. Schacht will receive an annual base salary of $408,000 per year and will be eligible to receive an annual bonus of up $285,600, or seventy percent (70%) of the base salary. The annual bonus opportunity will be based on key performance metrics established by the Board of Directors of the Company (the “Board”).

In the event of a change of control (as defined in the Schacht Employment Agreement), Mr. Schacht will have a one-time right to terminate the Schacht Employment Agreement upon three-months notice. In the event of such termination, Mr. Schacht will be entitled to his salary and variable annual bonus for a period of six months after the termination of the Schacht Employment Agreement.

The Schacht Employment Agreement may be terminated by either party without cause upon 12 months' prior written notice. Pursuant to the Schacht Employment Contract, Mr. Schacht is subject to customary restrictive covenants, including a requirement not to compete with the Company and its affiliates anywhere in the world for a period of two years after termination of the agreement.

The foregoing summary of certain terms of the Schacht Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the contract, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Bacher Employment Agreement

On August 6, 2020, in connection with Johannes Bacher’s service as the Company’s Chief Operating Officer, Curetis GmbH entered into a Managing Director’s Employment Contract with Johannes Bacher (the “Bacher Employment Agreement”). The Bacher Employment Agreement provides that Mr. Bacher will receive an annual base salary of $300,000 per year and will be eligible to receive an annual bonus of up to $135,000, or forty-five percent (45%) of the base salary.

In the event of a change of control (as defined in the Bacher Employment Agreement), Mr. Bacher will have a one-time right to terminate the Bacher Employment Agreement upon three-months notice. In the event of such termination, Mr. Bacher will be entitled to his salary and variable annual bonus for a period of six months after the termination of the Bacher Employment Agreement.

The Bacher Employment Agreement may be terminated by either party without cause upon 12 months’ prior written notice. Pursuant to the Bacher Employment Agreement, Mr. Bacher is subject to customary restrictive covenants, including a requirement not to compete with the Company and its affiliates anywhere in the world for a period of two years after termination of the agreement.

The foregoing summary of certain terms of the Bacher Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the contract, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

2020 Special Grant

On August 5, 2020, the Board approved a special grant of stock options (the “2020 Special Grant”) to acquire an aggregate of 1.3 million shares of the Company’s common stock, par value $0.01 per share, to certain of the Company’s executive officers and non-employee members of the Board as set forth below:

Board of Directors	Number of Options to be Granted
William E. Rhodes, III, Board Chair	50,000
Mario Crovetto	50,000
R. Donald Elsey	50,000
Prabhavathi Fernandes, Ph.D.	50,000
Evan Jones	50,000
Executive Officers
Oliver Schacht, Ph.D.	630,000
Johannes Bacher	210,000
Timothy C. Dec	210,000

The options under the 2020 Special Grant granted to non-employee directors have a one year vesting schedule, vesting quarterly in equal installments. The options under the 2020 Special Grant granted to executive officers have a four year vesting schedule, vesting 25% on the first anniversary of the date of grant and the remaining options vesting 6.25% on the quarterly anniversary of the first vesting date for a period of three years, as long as the executive officer continues providing services to the Company on each such vesting date. The 2020 Special Grant was approved by the Board subject to stockholder approval at the 2020 annual meeting of stockholders. All other terms of the 2020 Special Grant are consistent with the standard terms and conditions of the Company's equity awards for the Company’s executive officers and directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2020, the Board amended Section 2.7 of the Company’s Bylaws to change the quorum for stockholder meetings from a majority to thirty four percent (34%) of the issued and outstanding shares of the Company then entitled to vote at a meeting. The Board adopted the amendment in order to be able to obtain a quorum and conduct business at stockholder meetings.

This description is qualified in its entirety by reference to the text of the Amendment to the Amended and Restated Bylaws of OpGen, Inc., which is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.08. Shareholder Director Nominations.

On August 5, 2020, the Board established Wednesday, September 30, 2020 as the date for the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”). The Board also established the close of business on August 17, 2020 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. The time of the Annual Meeting and details for attending and voting at the Annual Meeting, which will be held at the offices of Ballard Spahr LLP, 1909 K Street, NW, 12th Floor, Washington, DC 20006, or at such other place, including by way of virtual meeting, that the Board may determine, will be as set forth in the Company’s proxy statement for the Annual Meeting to be filed with the Securities and Exchange Commission (“SEC”).

Because the Annual Meeting will be held more than 30 days from the anniversary date of the Company’s last annual meeting of stockholders on August 22, 2019, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is hereby informing its stockholders of the following:

For stockholders who desire to submit a proposal for consideration at the Annual Meeting and wish to have such proposal included in the Company’s proxy statement, the Company has set a new deadline for the receipt of such proposals in accordance with Rule 14a-8 under the Exchange Act. In order to be considered timely, the proposal must be received at the Company’s principal executive offices no later than August 17, 2020, which the Company has determined is a reasonable time before the Company begins to print and mail its proxy materials. Such stockholder proposals must also comply with the other requirements of Rule 14a-8 of the Exchange Act.

In addition, if a stockholder of the Company intends to nominate a person for election to the Board at the Annual Meeting or who intends to submit a proposal regarding any other matter of business at the Annual Meeting but who does not intend for such proposal to be included in the Company’s proxy materials, the deadline for submitting the notice of such nomination or other proposal is the close of business on August 17, 2020. Any notice should be delivered to OpGen, Inc., 708 Quince Orchard Road, Suite 205, Gaithersburg, MD 20878, Attention: Corporate Secretary. Any such notice must also comply with the requirements of Delaware law, the rules and regulations promulgated by the SEC and our amended and restated bylaws, as applicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
3.1	Amendment to the Amended and Restated Bylaws of OpGen, Inc., dated August 5, 2020
10.1	Managing Director’s Employment Contract by and between Curetis GmbH and Oliver Schacht, Ph.D dated August 6, 2020
10.2	Managing Director’s Employment Contract by and between Curetis GmbH and Johannes Bacher, dated August 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 11, 2020	OpGen, Inc.

	By:	/s/ Timothy C. Dec
		Name:	Timothy C. Dec
		Title:	Chief Financial Officer